Exhibit 10.2

Privileged and Confidential

FINAL

LANDOS BIOPHARMA, INC.

2019 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of the Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors, and Consultants and to promote the success of the business of the Company.

2. Definitions. The following definitions shall apply as used herein and, except as defined otherwise in an Award Agreement, in the Award Agreements.

“Administrator” means the Board and any Committee or individual appointed to administer the Plan under Section 4.

“Award” means an award described in Section 6.

“Award Agreement” means the written agreement evidencing the grant of an Award, including any amendments and attachments thereto.

“Award Cycle” means a period of consecutive fiscal years, or portions thereof, over which Performance Awards are to be earned.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to the termination of employment or service, the term “Cause” (or similar term) that is expressly defined in either the applicable Award Agreement or a then-effective written agreement between the Grantee and the Company or any Subsidiary or Parent, or in the absence of such a definition, “Cause” shall be determined in the discretion of the Administrator to mean the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the material detriment of the Company or any Subsidiary or Parent, as determined by the Administrator; (ii) act of dishonesty, intentional misconduct or material breach of any agreement with the Company or any Subsidiary or Parent; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means any committee of the Board that is composed of at least two members of the Board.

“Common Stock” means the common stock, $0.01 par value, of the Company.

“Company” means Landos Biopharma, Inc., a Delaware corporation, or any successor entity.

“Consultant” means any person other than an Employee or a Director (solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Subsidiary or Parent to render consulting or advisory services to the Company or such Subsidiary or Parent.

“Corporate Transaction” means any of the following:

(i)

a transaction or series of related transactions in which any person (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act), other than any person who currently owns more than a majority of the Company’s Common Stock, becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% of the combined voting power of the then outstanding voting securities of the Company, except that any change in the ownership of the stock of the Company as a result of either an Initial Public Offering or a private financing of the Company that is approved by the Board will not be considered a Corporate Transaction;

(ii)

a consolidation or merger of the Company with or into another entity, unless the stockholders of the Company immediately before such consolidation or merger own, directly or indirectly, a majority of the combined voting power of the outstanding voting securities of the corporation or other entity resulting from such consolidation or merger; or

(iii)	the sale of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, to the extent necessarily to avoid a violation of Section 409A of the Code, a transaction will not be deemed a Corporate Transaction unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

For the avoidance of doubt, a transaction will not constitute a Corporate Transaction if: (1) its sole purpose is to change the jurisdiction of the Company’s incorporation, or (2) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Director” means a member of the Board or the board of directors of any Subsidiary or Parent.

“Employee” means an employee of the Company or any Subsidiary or Parent (including a Director who is also an employee).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)

if the Common Stock is listed on one or more established stock exchanges or national market systems, its Fair Market Value shall be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sale price or closing bid (as applicable) was reported on that date, on the last trading date that such closing sale price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

if the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)

if neither (i) nor (ii) above applies, its Fair Market Value shall be the fair market value determined by the Board using any measure of value that the Board determines to be appropriate (including, as it considers appropriate, relying on appraisals), and with respect to Options and SARs, in a manner consistent with the valuation principles under Section 409A of the Code, except as the Board may expressly determine otherwise.

“Grantee” means an individual who holds an Award.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Initial Public Offering” means the consummation of the first Public Offering.

“Non-Qualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Option” means an option to purchase Shares.

“Parent” means a “parent corporation” of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Performance Awards” means Awards granted under Section 9.

“Performance Goals” means the performance goals established in connection with the grant of Performance Awards.

“Plan” means this 2019 Equity Incentive Plan, as may be amended or restated from time to time.

“Public Offering” means the consummation of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale by the Company of its equity securities.

“Restricted Stock” means Shares issued under the Plan subject to restrictions determined by the Administrator and set forth in the applicable Award Agreement.

“Restricted Stock Units” means an Award based on the value of Common Stock that is an unfunded and unsecured promise to deliver Shares, cash, or other property upon the attainment of specified vesting or performance conditions, as determined by the Administrator and set forth in the applicable Award Agreement.

“SAR” means a stock appreciation right entitling the Grantee to Shares or cash compensation, as determined by the Administrator and set forth in the applicable Award Agreement, measured by appreciation in the value of Common Stock.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” means an Employee, Director, or Consultant.

“Share” means a share of Common Stock.

“Subsidiary” means a “subsidiary corporation” of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Unrestricted Stock” means Shares issued under the Plan that are not subject to vesting, forfeiture or similar restrictions pursuant to the applicable Award Agreement. For the sake of clarity, Shares that are only subject to restrictions on transfer, right of first refusal, market stand-off and other similar restrictions shall not, by virtue of such restrictions, be deemed to be Restricted Stock.

3. Stock Subject to the Plan.

(a) Reserved Shares. Subject to the provisions of Sections 13 and 14 of the Plan, (i) the maximum aggregate number of Shares which may be issued pursuant to all Awards is 2,003,956 Shares, and (ii) the maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options is 2,003,956 Shares. The Shares may be authorized but unissued or reacquired Common Stock.

(b) Automatic Reserved Share Increase. Subject to the provisions of Sections 13 and 14 of the Plan, the maximum aggregate number of Shares which may be issued pursuant to all Awards and the maximum aggregate number of Shares which may be issued pursuant to Incentive Stock Options each shall be cumulatively increased on January 1, 2020 and each subsequent January 1 in an amount equal to the least of (i) 5% of the number of Shares issued and outstanding on the December 31 immediately preceding each such January 1, (ii) 1,000,000, or (ii) the number of shares determined by the Administrator.

(c) Shares Returned to Plan. Any Shares covered by an Award (or portion of an Award) that is forfeited, canceled, reacquired by the Company prior to vesting, expired (whether voluntarily or involuntarily), satisfied without the issuance of Shares, or withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, or otherwise terminated (other than by exercise) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if Shares are forfeited or repurchased by the Company at or less than the original value, such Shares shall become available for future grant under the Plan for all purposes other than the grant of Incentive Stock Options.

4. Administration of the Plan.

(a) Administration by the Board. Subject to Sections 4(b), 4(c), and 4(g) the Plan will be administered by the Board.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more Committees. All references in the Plan to the “Administrator” shall mean the Board or a Committee of the Board or the officers referred to in Section 4(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board or a Committee may delegate to one or more officers of the Company the power to grant Awards, subject to any limitations under the Plan, to Employees, and to exercise such other powers under the Plan as the Board or a Committee may determine, provided, that the Board or a Committee shall fix certain material terms of the Awards to be granted by such officers (including the exercise price of such Awards, if applicable, which may include a formula or method by which the exercise price will be determined) and the maximum number of Shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to himself or herself.

(d) Powers of the Administrator. The Administrator shall have such powers and authority as may be necessary or appropriate for the Administrator to carry out its functions as described in the Plan, including without limitation the authority (i) to grant Awards and determine recipients and terms thereof, including vesting criteria, any forfeiture events, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, (ii) to determine Fair Market Value, (iii) to determine and measure Performance Goals, (iv) to amend, modify or terminate any outstanding Award pursuant to Section 11(c), and (v) to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Administrator shall have full discretionary authority to construe and interpret the terms of the Plan and any Award Agreements entered into under the Plan and to determine all facts necessary to administer the Plan and any Award Agreements. All decisions by the Administrator shall be made in the Administrator’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(e) Indemnification. The Administrator shall not be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan. In addition to such other rights of indemnification as they may have, members of the Board and any Committee (and any individuals to whom authority to act for the Board is delegated in accordance with the Plan) shall be defended and indemnified by the Company to the extent permitted by law against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct. Upon the institution of any such action, suit, or proceeding, any such indemnified person against whom a claim is made shall notify the Company in writing and give the Company the opportunity, within thirty (30) days after such notice and at its own expense, to handle and defend the same before such indemnified person undertakes to handle it on his or her own behalf.

(f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Parent or Subsidiary operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws and regulations; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3 hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

(g) Plan Administration When Shares are Publicly Traded. At any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act: (i) the Plan shall be administered so that any Award or transaction will not become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Exchange Act, and (ii) Awards to Directors who are independent, “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act shall be made only in accordance with the terms, conditions, and parameters of a plan, program, or policy for the compensation of such Directors as in effect from time to time.

5. Eligibility for Awards. Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants. Incentive Stock Options may be granted only to Employees.

6. Types and Terms of Awards.

(a) General. Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Stock, (iv) Restricted Stock Units, (v) Unrestricted Stock, (vi) Performance Awards, and (vii) other stock-based awards or cash incentives that the Administrator determines are consistent with the purpose of the Plan and the interests of the Company.

(b) Conditions of Awards. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, restrictions and restriction periods, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon exercise or settlement of the Award, payment contingencies, and satisfaction of any performance criteria. Subject to the terms of the Plan, the Administrator may determine the effect on an Award of the disability, death, termination or other cessation of employment or service, authorized leave of absence or other change in the employment or service relationship of the Grantee. All of the terms and conditions of an Award shall be as set forth in the applicable Award Agreement or in the Plan.

(c) Discretion of Administrator. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Administrator need not treat Grantees uniformly. In selecting persons to receive Awards under the Plan and in determining the type and amount of Awards to be granted under the Plan, the Administrator shall consider any and all factors that it deems relevant or appropriate.

(d) Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Administrator to grant Awards under the Plan in connection with the acquisition by the Company, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Administrator may grant Awards under the Plan to an employee or director of another corporation who becomes eligible to participate in the Plan by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Administrator deems necessary for such purpose. Any Shares subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in Section 3.

(e) Fractional Shares. In the case of any fractional share resulting from the grant, vesting, payment or crediting of dividends under an Award, the Administrator shall have the discretionary authority to (i) disregard such fractional share, (ii) round such fractional share to the nearest lower or higher whole share, or (iii) convert such fractional share into a right to receive a cash payment.

7. Options and SARs.

(a) General. The Administrator may grant Options and SARs under the Plan and determine the number of Shares to be covered by each Option and/or SAR, the exercise price and such other terms, conditions and limitations applicable to the exercise of each Option and/or SAR, as it deems necessary or advisable. Subject to Section 7(g), Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(b) Exercise Price. The exercise price per Share subject to an Option or SAR shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the exercise price of such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the grant date. Notwithstanding the foregoing, Options may be granted with a per Share exercise price other than as required above as a substitution for a stock option or stock appreciation right in accordance with and pursuant to Section 424 of the Code, in the case of an Incentive Stock Option, and pursuant to Section 409A of the Code, in the case of a Non-Qualified Stock Option.

(c) Term of Options and SARs. The term of each Option and SAR shall be fixed by the Administrator and set forth in the Award Agreement; provided, however, that no Option or SAR shall be exercisable more than ten (10) years after the date of grant. If an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or Parent of the Company, and an Incentive Stock Option is granted to such Employee, the term of such Option shall be no more than five (5) years from the date of grant. In accordance with Section 422 of the Code, any Incentive Stock Option exercised later than three (3) months after the Employee ceases to be employed by the Company or any Subsidiary, except in the case of death or disability (as defined in Section 422 of the Code), will be deemed a Non-Qualified Stock Option.

(d) Exercisability; Rights of a Stockholder. Options and SARs shall become vested and/or exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator and set forth in the applicable Award Agreement; provided, however, that the Administrator may at any time accelerate the vesting and/or exercisability of all or any portion of any Option or SAR. A Grantee shall have the rights of a stockholder only as to Shares acquired upon the exercise of an Option or SAR in accordance with the Plan and applicable Award Agreement (and not as to Shares underlying an unexercised Option or SAR) and the entry of such Grantee’s name as a stockholder in the books of the Company.

(e) Exercise of Options and SARs. Options and SARs may be exercised in whole or in part by delivery to the Company of a written notice of exercise in such form of notice (including electronic notice) and manner of delivery as is specified by the Administrator, together with payment in full as specified in Section 7(f) for the number of Shares for which the Option or SAR is exercised. Shares subject to the Option or SAR will be delivered by the Company as soon as practicable following exercise. Neither an Option nor SAR may be exercised for a fraction of a Share.

(f) Payment Upon Exercise. No Shares shall be delivered pursuant to any exercise of an Option or SAR until payment in full of all required tax withholding, and in the case of an Option, the aggregate exercise price. Payment may be made by one or more of the following methods (or any combination thereof), as determined by the Administrator in its sole discretion, and subject to any additional requirements in the applicable Award Agreement:

(i)	In cash, by either certified or bank check, or by wire transfer of immediately available funds;

(ii)	In the form of previously acquired Shares based on the Fair Market Value on the date of exercise;

(iii)	By surrendering to the Company Shares otherwise receivable on exercise of the Option or SAR; and/or

(iv)	By such other means as is included in the Award Agreement or that the Administrator may accept.

Options may be exercised pursuant to such cashless exercise procedures as may be approved and implemented by the Administrator from time to time, including without limitation pursuant to broker-assisted exercise transactions and/or net exercise procedures; provided that, notwithstanding anything to the contrary herein, unless the Administrator gives prior written approval, a Grantee shall not be entitled to satisfy the requirement of payment in full of any tax withholding, as set forth in the first sentence of this Section 7(f), through any “cashless” or “net exercise” arrangement. Payment instruments will be received subject to collection. No certificates for Shares so purchased will be issued to the Grantee until the Company has completed all steps it has deemed necessary to satisfy legal requirements relating to the issuance and sale of the Shares, which steps may include, without limitation, (i) receipt of a representation from the Grantee at the time of exercise of the Option that the Grantee is purchasing the Shares for the Grantee’s own account and not with a view to any sale or distribution of the Shares or other representations relating to compliance with applicable law governing the issuance of securities, (ii) the legending of the certificate representing the Shares to evidence the foregoing restrictions, and (iii) obtaining from the Grantee payment or provision for all withholding taxes due as a result of the exercise of the Option, consistent with Section 11(b). The delivery of certificates representing the Shares to be purchased pursuant to the exercise of an Option will be contingent upon (A) receipt from the Grantee (or a purchaser acting in his or her stead in accordance with the provisions of the Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Plan, the Award Agreement or applicable provisions of laws and (B) if required by the Company, the Grantee shall have entered into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares.

(g) Annual Limit on Incentive Stock Options. Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year (under all plans of the Company and any Subsidiary or Parent) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options. For purposes of this Section 7(g), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(h) Early Exercise. The Award Agreement for an Option may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Option prior to full vesting or the vesting of such portion. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or any Subsidiary or Parent or to any other restriction the Administrator determines to be appropriate.

8. Restricted Stock, Restricted Stock Units and Unrestricted Stock.

(a) General. The Administrator shall determine the terms and conditions of each Award Agreement for Restricted Stock, Restricted Stock Units and Unrestricted Stock. Award Agreements for Restricted Stock and Restricted Stock Units shall include such restrictions as the Administrator may impose, which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Administrator may deem appropriate.

(b) Stock Certificates. The Company may require that any stock certificates issued in respect of Shares of Restricted Stock shall be deposited in escrow by the Grantee, together with a stock power endorsed in blank, with the Company (or its designee). Following the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Grantee or if the Grantee has died, to the beneficiary designated by the Grantee in the manner determined by the Administrator. In the absence of an effective designation by a Grantee, the designated beneficiary shall be the Grantee’s estate.

(c) Forfeiture and the Option to Purchase. Except as otherwise determined by the Administrator, upon a Grantee’s termination of employment or service (as determined under criteria established by the Administrator) for any reason during the applicable restriction period, the Company (or its designee) shall have the right, but shall not be obligated, (i) to repurchase from the Grantee all or part of the Shares of Restricted Stock still subject to restriction at their issue price or other stated or formula price or (ii) to require forfeiture of such Shares, if issued at no cost.

(d) Rights as a Stockholder. Upon (i) the grant of an Award for Restricted Stock or for Unrestricted Stock or the settlement in Shares of Restricted Stock Units and (ii) payment of any applicable purchase price, the Grantee of such Award shall be entered as a stockholder on the books of the Company and considered the record owner of such Shares. Without limiting the foregoing, Grantee shall be entitled to (1) vote such Shares if, and to the extent, such Shares are entitled to voting rights and (2) receive all dividends and any other distributions declared on such Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution.

9. Performance Awards. Performance Awards subject to vesting or payment based on the achievement of Performance Goals may be granted under the Plan. The Administrator shall determine the terms and conditions of the Performance Awards, including the number of Shares covered by the Award, the duration of the Award Cycle, whether the Performance Award will be paid in Shares, cash or a combination, and any other terms and conditions. In all cases, the Administrator may condition the vesting or value of an Award upon the achievement of Performance Goals; any such Award shall constitute a Performance Award for purpose of this Plan. At the expiration of the Award Cycle, the Administrator shall evaluate the Performance Award holder’s and/or the Company’s performance in light of any Performance Goals for such Performance Award, and shall determine the number of Shares (or other applicable payment measures) which have been earned. Each Performance Award shall be subject to an Award Agreement

10. Other Awards.

(a) Other Stock-Based Awards. Subject to the provisions of the Plan, the Administrator may grant other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock. Such Awards may be granted either alone or in conjunction with other Awards granted under the Plan. Each such Award shall be confirmed by, and be subject to, the terms of an Award Agreement.

(a) Cash Incentive Awards. Subject to the provisions of the Plan, the Administrator may grant cash incentive awards.

11. General Provisions Applicable to Awards.

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, and may be exercised, during the lifetime of the Grantee, only by the Grantee. Notwithstanding the foregoing, the Administrator may provide in an Award Agreement that the Award is transferable by will, by the laws of descent and distribution, or as permitted by Rule 701 promulgated under the Securities Act. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees.

(b) Withholding. The Grantee must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Shares under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Grantee must pay the Company the full amount, if any, required for withholding or, if permitted by the Administrator in its discretion, have a broker tender to the Company cash equal to the withholding obligations. If provided for in an Award or approved by the Administrator in its sole discretion, a Grantee may satisfy such tax obligations in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that except as otherwise provided by the Administrator, the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares surrendered to satisfy tax withholding requirements must not be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(c) Amendment of Awards and Award Agreements. The Administrator may amend, modify or terminate any outstanding Award and Award Agreement, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Grantee’s consent to such action shall be required unless (A) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Grantee’s rights under the Plan or (B) the change is permitted under Section 13 or 14 hereof. For the avoidance of doubt, the Grantee’s consent shall not be required if an Option intended to be an Incentive Stock Option is deemed a Non-Qualified Stock Option pursuant to Section 7(a).

(d) No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

(e) Delivery of Stock Certificates. Stock certificates to Grantees shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Grantee, at the Grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 8 of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records.

(f) Uncertificated Shares. To the extent any Shares are uncertificated: (i) such Shares shall be deemed delivered by the Company for all purposes when the Company or a stock transfer agent of the Company shall have given to the Grantee, by electronic mail or by United States mail, addressed to the Grantee at the Grantee’s last known address on file with the Company, notice of the issuance and recorded the issuance in its records (which may include electronic “book entry” records); (ii) any reference in this Plan or any Award Agreement to the legending of certificates shall be interpreted to mean the notation in the Company’s records (which may include electronic “book entry” records); (iii) any provision requiring deposit of stock certificates shall not be deemed breached solely by virtue of the fact that there is no stock certificate representing such Shares; and (iv) the rights of an individual or entity that is entitled to retain possession of a stock certificate (e.g., as security for performance, as escrowed property, or for similar purposes) shall not be prejudiced solely by virtue of the fact that such Shares are not represented by a stock certificate.

(g) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy, and such related restrictions, terms and conditions or other policies as may be established by the Administrator from time to time.

12. Conditions Upon Issuance of Shares.

(a) General. If at any time the Administrator determines that the delivery of Shares pursuant to the exercise, vesting or any other provision of an Award Agreement is or may be unlawful under applicable law, the vesting or right to exercise an Award or to otherwise receive Shares pursuant to the terms of an Award Agreement shall be suspended until the Administrator determines that such delivery is lawful, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no obligation to effect any registration or qualification of the Shares under federal, state or other laws.

(b) Transferability of Shares. Prior to when the applicable Shares are covered by an effective registration statement under the Securities Act, Shares received pursuant to the exercise, vesting or any other provision of an Award shall not be sold, assigned, transferred, pledged or otherwise encumbered by the Grantee, except by the laws of descent and distribution or upon approval of the Administrator in its sole discretion. References to a Grantee, to the extent relevant in the context, shall include references to authorized transferees. The transfer restrictions in this Section 12(b) shall apply in addition to the transfer restrictions, if any, that are generally applicable to Shares under the Company’s bylaws, as may be amended from time to time and in effect at a given time, or under any notice of exercise or similar agreement under which a Grantee acquires Shares in connection with an Award.

(c) Securities Law Compliance. As a condition to the exercise of an Award or the receipt of Shares pursuant to an Award, the Company may require (i) the person exercising such Award (A) to make such representations and agreements as the Company may consider appropriate to avoid violation of the Securities Act or comparable state law, and (B) to agree to market standoff obligations in connection with any public offering of Shares of the Company, and (ii) that the certificates evidencing such Shares bear appropriate legends restricting transfer.

13. Adjustments. In the event of any stock split, reverse stock split, stock dividend, reorganization, recapitalization, combination or exchange of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Shares other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the number and class of securities and exercise price per Share of each outstanding Option and SAR, (iii) the number of Shares subject to and the repurchase price per Share subject to each outstanding Restricted Stock Award and Restricted Stock Unit Award, and (iv) the terms of each other outstanding Award shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Administrator; provided, however, that each adjustment to Non-Qualified Stock Options or SARs shall satisfy the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation) and each adjustment to Incentive Stock Options shall satisfy the requirements of Treas. Reg. § 1.424-1 (or any successor regulation); provided, further, that the Administrator will make any adjustment to an Award as is required by Section 25102(o) of the California Corporations Code to the extent that the Company is relying upon the exemption afforded thereby with respect to the Award.

14. Corporate Transaction. The Administrator may provide, in its discretion, with respect to the treatment of each outstanding Award (either separately for each Award or uniformly for all Awards), upon the date of a Corporate Transaction, for any combination of the following:

(a) any Option or SAR shall become vested and immediately exercisable, in whole or in part;

(b) any Restricted Stock or Restricted Stock Unit shall become vested and non-forfeitable, in whole or in part;

(c) any Option or SAR shall be assumed by the successor corporation or cancelled in exchange for substitute stock options in a manner consistent with the requirements of Treas. Reg. § 1.409A-1(b)(5)(v)(D) (or any successor regulation), in the case of a Non-Qualified Stock Option or SAR, and Treas. Reg. § 1.424-1(a) (or any successor regulations), in the case of an Incentive Stock Option;

(d) any Option or SAR that is not exercised as of the date of the Corporate Transaction shall be cancelled for no consideration;

(e) any Option or SAR shall be cancelled in exchange for cash and/or other substitute consideration with a value equal to (A) the number of Shares subject thereto, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Corporate Transaction or the per share consideration payable to the Company’s stockholders in the Corporate Transaction (such per share consideration, the “Transaction Consideration”) and the exercise price subject to such Option or SAR; provided, that if the Fair Market Value per Share on the date of the Corporate Transaction or the Transaction Consideration does not exceed such exercise price, the Administrator may cancel that Option or SAR without any payment of consideration therefor;

(f) any Restricted Stock or Restricted Stock Unit shall be assumed by the successor corporation or cancelled in exchange for restricted stock or restricted stock units in respect of the capital stock of any successor corporation;

(g) any Restricted Stock shall be redeemed for cash and/or other substitute consideration with a value equal to (i) the Fair Market Value of an unrestricted Share on the date of the Corporate Transaction or (ii) the Transaction Consideration;

(h) any Restricted Stock Unit shall, subject to Section 18 hereof, be cancelled in exchange for cash and/or other substitute consideration with a value equal to (i) the Fair Market Value per Share on the date of the Corporate Transaction or (ii) the Transaction Consideration; and/or

(i) such other modifications, substitutions, adjustments or amendments to outstanding awards or the Plan as the Administrator deems necessary or appropriate.

In taking any of the actions permitted under this Section 14, the Administrator shall not be obligated to treat all Grantees, all Awards, all Awards held by a Grantee, or all Awards of the same type identically. Any substitute consideration issued to a Grantee pursuant to this Section 14 may include, to the extent determined by the Administrator, the right to receive consideration payable in the Corporate Transaction after the closing (e.g., in respect of an earn-out or escrow release).

15. Effective Date and Term of Plan; Stockholder Approval.

(a) Adoption of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years from the date of adoption unless sooner terminated.

(b) Stockholder Approval. No Option or SAR granted under the Plan may be exercised, no Shares shall be issued under the Plan, and no Restricted Stock Unit shall be settled, until the Plan is approved by stockholders of the Company holding a majority of the outstanding securities of the Company entitled to vote (determined on an as-converted basis). If such stockholder approval is not obtained within twelve (12) months after the date of the Board’s adoption of the Plan, then all Awards previously granted under the Plan shall immediately and automatically terminate and cease to be outstanding, and no further Awards shall be granted under the Plan.

16. Amendment, Suspension or Termination of the Plan.

(a) General. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan, in whole or in part; provided that the Board shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable law, rule or regulation. In addition, in no event shall an amendment increase the maximum number of shares of Common Stock with respect to which Awards may be granted under the Plan without stockholder approval.

(b) Limitation on Grants of Awards. No Award may be granted during any suspension of the Plan or after termination of the Plan.

(c) No Effect on Outstanding Awards. Except as set forth in Section 16(b) no suspension or termination of the Plan shall materially and adversely affect any rights under Awards outstanding at the time of such suspension or termination.

17. No Employment or Services Rights; Other Compensation and Benefits.

(a) The Plan shall not confer upon any Grantee any right to employment or service with the Company or any Subsidiary or Parent, nor shall it interfere in any way with the right of the Company or any Subsidiary or Parent to terminate the Grantee’s employment or service at any time.

(b) The amount of any compensation deemed to be received by a Grantee pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which the Grantee is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary or Parent, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

18. Section 409A.

(a) It is intended that the provisions of the Plan avoid the adverse consequences under Section 409A of the Code, and all provisions of the Plan and Award agreements shall be construed and interpreted in a manner consistent with that intent.

(b) No Grantee, or creditors or beneficiaries of a Grantee, shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment, except as required by applicable law. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Grantee or for the benefit of any Grantee under the Plan may not be reduced by, or offset against, any amount owing by any such Grantee to the Company or any Subsidiary or Parent.

(c) If an Award is subject to Section 409A of the Code and payment is due upon a termination of employment, payment shall be made upon a separation from service within the meaning of Section 409A of the Code.

(d) If, at the time of a Grantee’s separation from service (within the meaning of Section 409A of the Code), (A) such Grantee is a specified employee (within the meaning of Section 409A of the Code) and (B) an amount payable pursuant to an Award constitutes nonqualified deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first day of the seventh month following such separation from service.

(e) Notwithstanding any provision of the Plan to the contrary, the Company reserves the right to make amendments to any Award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Grantee shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a Grantee or for a Grantee’s account in connection with an Award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Subsidiary or Parent, or any other person or entity, shall have any obligation to indemnify or otherwise hold such Grantee harmless from any or all of such taxes or penalties.

19. Recoupment of Awards. The Administrator may establish such policies and procedures as it deems appropriate to provide for clawback or recoupment of Awards (or proceeds therefrom). Pursuant to such policies and procedures, among other things, the Administrator may require forfeiture of an Award, repayment of an Award (or proceeds therefrom), or recoupment from other payments otherwise due to a Grantee or a Grantee’s beneficiary. All Awards under the Plan shall be subject to such compensation clawback or recoupment policy (or policies) that the Company may have in effect from time to time.

20. Status of Plan. With respect to the portion of any Award that has not been exercised and any payments in cash, Shares or other consideration not received by a Grantee, a Grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly so determine in connection with any Award.

21. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

22. Severability. If any provision of the Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Grantee, such provision shall be construed or deemed amended to conform with applicable law, or if the provision cannot be so construed or deemed amended without, in the sole discretion of the Administrator, materially altering the intent of the Plan or the Award, such provision shall be severed as to the jurisdiction or Grantee and the remainder of the Plan and any such Award shall remain in full force and effect.

23. Governing Law. The validity and construction of the Plan and any Award Agreements thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or an Award Agreement to the substantive law of another jurisdiction.

* * *

ADOPTED BY THE BOARD ON ________________, 2019

APPROVED BY THE STOCKHOLDERS ON __________________, 2019

LANDOS BIOPHARMA, INC.

STOCK OPTION GRANT NOTICE

(2019 EQUITY INCENTIVE PLAN)

Landos Biopharma, Inc. (the “Company”), pursuant to its 2019 Equity Incentive Plan (as amended and/or restated as of the Date of Grant set forth below, the “Plan”), has granted to Grantee an option to purchase the number of shares of the Common Stock set forth below (the “Option”). The Option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (the “Grant Notice”) and in the Plan, the Option Agreement, and the Notice of Exercise, all of which are attached to this Grant Notice and incorporated into this Grant Notice in their entirety. Capitalized terms not explicitly defined in this Grant Notice but defined in the Plan or the Option Agreement will have the meanings set forth in the Plan or the Option Agreement, as applicable. If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields below are blank or the information is otherwise provided in a different format electronically, the blank fields and other information (such as exercise schedule and type of grant) will be deemed to come from the electronic capitalization system and is considered part of this Grant Notice.

Grantee:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):[1]
Total Exercise Price:
Expiration Date:
Exercise Schedule:	[Same as Vesting Schedule] [Early Exercise Permitted]
Type of Grant:[2]	[Incentive Stock Option] [Non-Qualified Stock Option]

Vesting Schedule:

[Sample Vesting: The Option shall vest as to one-fourth (1/4th) of the shares subject to the Option on the one-year anniversary of the Vesting Commencement Date, and thereafter shall vest in a series of thirty-six (36) successive equal monthly installments (in each case rounded down to the nearest whole share, except for the last scheduled vesting installment which may be rounded up), measured from the one-year anniversary of the Vesting Commencement Date, subject to the Grantee’s Continuous Service (as defined in the Stock Option Agreement) through each such vesting date.]

[1]	The exercise price may be paid by one or a combination of the methods permitted in the Option Agreement.
[2]

If this is an Incentive Stock Option, it (plus other outstanding Incentive Stock Options) cannot be first exercisable for more than $100,000 in value (measured by exercise price) in any calendar year. Any excess over $100,000 is a Non-Qualified Stock Option.

Grantee Acknowledgements: By Grantee’s signature below or by electronic acceptance or authentication in a form authorized by the Company, Grantee understands and agrees that the Option is governed by this Grant Notice, and the provisions of the Plan and the Option Agreement and the Notice of Exercise, all of which are made a part of this document.

By accepting this Option, Grantee consents to receive this Grant Notice, the Option Agreement, the Plan, and any other Plan-related documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company. Grantee represents that he or she has read and is familiar with the provisions of the Plan and the Option Agreement. Grantee acknowledges and agrees that this Grant Notice and the Option Agreement may not be modified, amended or revised except in writing signed by Grantee and a duly authorized officer of the Company.

Grantee further acknowledges that in the event of any conflict between the provisions in this Grant Notice, the Option Agreement, the Notice of Exercise and the terms of the Plan, the terms of the Plan will control. Grantee further acknowledges that the Option Agreement sets forth the entire understanding between Grantee and the Company regarding the acquisition of Common Stock and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of other equity awards previously granted to Grantee and any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and Grantee in each case that specifies the terms that should govern this Option.

Grantee further acknowledges that this Grant Notice has been prepared on behalf of the Company by Cooley LLP, counsel to the Company and that Cooley LLP does not represent, and is not acting on behalf of, Grantee in any capacity. Grantee has been provided with an opportunity to consult with Grantee’s own counsel with respect to this Grant Notice.

This Grant Notice may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and any counterpart so delivered will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Landos Biopharma, Inc.		Grantee:

By:		By:
	(Signature)		(Signature)
Title:		Email:
Date:		Date:

Attachments: Option Agreement, 2019 Equity Incentive Plan and Notice of Exercise

LANDOS BIOPHARMA, INC.

2019 Equity Incentive Plan

OPTION AGREEMENT

(INCENTIVE STOCK OPTION OR NON-QUALIFIED STOCK OPTION)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement, Landos Biopharma, Inc. (the “Company”) has granted you an option (the “Option”) under its 2019 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The Option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in this Option Agreement and the Plan, the terms of the Plan will control. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your Option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. Vesting. Your Option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

2. Number of Shares and Exercise Price. The number of shares of Common Stock subject to your Option and your exercise price per share in your Grant Notice will be adjusted for capitalization adjustments as described in Section 13 of the Plan.

3. Exercise Restriction for Non-Exempt Employees. If you are an Employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your Option until you have completed at least six months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your Option as to any vested portion prior to such six month anniversary in the case of (i) your death or disability, (ii) a Change in Control in which your Option is not assumed, continued or substituted, or (iii) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4. Exercise prior to Vesting (“Early Exercise”). If permitted in your Grant Notice (i.e., the “Exercise Schedule” indicates “Early Exercise Permitted”) and subject to the provisions of your Option, you may elect at any time that is both (i) during the period of your Continuous Service and (ii) during the term of your Option, to exercise all or part of your Option, including the unvested portion of your Option; provided, however, that:

(a) a partial exercise of your Option will be deemed to cover first vested shares of Common Stock and then the earliest vesting installment of unvested shares of Common Stock;

(b) any shares of Common Stock so purchased from installments that have not vested as of the date of exercise will be subject to the purchase option in favor of the Company as described in the Company’s form of Early Exercise Stock Purchase Agreement;

(c) you will enter into the Company’s form of Early Exercise Stock Purchase Agreement with a vesting schedule that will result in the same vesting as if no early exercise had occurred; and

(d) if your Option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of Common Stock with respect to which your Option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and Affiliates) exceeds $100,000, your Option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Non-Qualified Stock Options.

5. Method of Payment. You must pay the full amount of the exercise price for the shares you wish to exercise. The permitted methods of payment are as follows:

(a) by cash, check, bank draft, electronic funds transfer or money order payable to the Company;

(b) subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds. This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”;

(c) subject to Company and/or Board consent at the time of exercise and provided that at the time of exercise the Common Stock is publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your Option, will include delivery to the Company of your attestation of ownership of such shares of Common Stock in a form approved by the Company. You may not exercise your Option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock;

(d) subject to Company and/or Board consent at the time of exercise, and provided that the Option is a Non-Qualified Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price plus, to the extent permitted by the Company and/or Board at the time of exercise, the aggregate withholding obligations in respect of the Option exercise; provided, further that you must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment. Shares of Common Stock will no longer be subject to the Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to you as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations;

(e) subject to the consent of the Company and/or Board at the time of exercise, according to a deferred payment or similar arrangement with you; provided, however, that interest will compound at least annually and will be charged at the minimum rate of interest necessary to avoid (A) the imputation of interest income to the Company and compensation income to the Grantee under any applicable provisions of the Code, and (B) the classification of the Option as a liability for financial accounting purposes; or

(f) in any other form of legal consideration that may be acceptable to the Board.

6. Whole Shares. You may exercise your Option only for whole shares of Common Stock.

7. Securities Law Compliance. In no event may you exercise your Option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your Option also must comply with all other applicable laws and regulations governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

8. Term. You may not exercise your Option before the Date of Grant or after the expiration of the Option’s term. Except as set forth in your Grant Notice, the term of your Option expires upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) three months after the termination of your Continuous Service for any reason other than Cause, your Disability or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such three month period your Option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your Option will not expire until the earlier of the Expiration Date (as described on the Option’s Grant Notice) or until it has been exercisable for an aggregate period of three months after the termination of your Continuous Service; provided further, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six months after the Date of Grant, and (iii) you have vested in a portion of your Option at the time of your termination of Continuous Service, your Option will not expire until the earlier of (x) the later of (A) the date that is seven months after the Date of Grant, and (B) the date that is three months after the termination of your Continuous Service, and (y) the Expiration Date;

(c) 12 months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d)) below;

(d) 18 months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in your Grant Notice; or

(f) the day before the 10th anniversary of the Date of Grant.

If your Option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your Option under certain circumstances for your benefit but cannot guarantee that your Option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your Option more than three months after the date your employment with the Company or an Affiliate terminates.

9. Exercise.

(a) You may exercise the vested portion of your Option (and the unvested portion of your Option if your Grant Notice so permits) during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours. If required by the Company, your exercise may be made contingent on your execution of any additional documents specified by the Company (including, without limitation, any voting agreement or other agreement between the Company and some or all of its stockholders).

(b) By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (i) the exercise of your Option, (ii) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (iii) the disposition of shares of Common Stock acquired upon such exercise.

(c) If your Option is an Incentive Stock Option, by exercising your Option you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two years after the Date of Grant or within one year after such shares of Common Stock are transferred upon exercise of your Option.

(d) By exercising your Option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with applicable FINRA rules (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 9(d). The underwriters of the Company’s stock are intended third party beneficiaries of this Section 9(d) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto. You further agree that the obligations contained in this Section 9(d) will also, if so determined by the Company’s Board of Directors, apply in the Company’s initial listing of its Common Stock on a national securities exchange by means of a registration statement on Form S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale (a “Direct Listing”), provided that all holders of at least 5% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding preferred stock of the Company) are subject to substantially similar obligations with respect to such Direct Listing.

10. Transferability. Except as otherwise provided in this Section 10, your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

(a) Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your Option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your Option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this Option is an Incentive Stock Option, this Option may be deemed to be a Non-Qualified Stock Option as a result of such transfer.

(c) Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this Option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this Option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11. Transfer Restrictions. You may not Transfer (defined below) any shares of Common Stock that you acquire upon exercise of your Option without the advance approval and written consent of the Board allowing such Transfer, where such consent may or may not be granted in the Board’s sole and absolute discretion.

(a) If the Board authorizes a Transfer of the shares, such Transfer will be subject to, and may only occur after satisfying, any right of first refusal as described in Section 12. The term “Transfer” means any sale, encumbrance, pledge, gift or other form of disposition or transfer of shares of Common Stock or any legal or equitable interest therein.

(b) In the case of a Transfer, the transferee or other recipient will receive and hold the shares of Common Stock so transferred subject to the provisions of this Option Agreement, the Plan and the Company’s bylaws and other corporate governance documents to the extent applicable to the Common Stock (and to which the transferee or other recipient may be required to become a signatory), and there will be no further transfer of such shares except in accordance with the terms of those documents and agreements.

(c) None of the shares of Common Stock purchased on exercise of your Option will be transferred on the Company’s books nor will the Company recognize any such Transfer of any such shares or any interest therein unless and until all applicable provisions of this Section 11 have been complied with in all respects. The certificates of stock evidencing shares of Common Stock purchased on exercise of your Option will bear an appropriate legend referring to the transfer restrictions imposed by this Section 11.

12. Right of First Refusal. Shares of Common Stock that you acquire upon exercise of your Option are subject to any right of first refusal that may be described in the Company’s bylaws in effect at such time the Company elects to exercise its right; provided, however, that if there is no right of first refusal described in the Company’s bylaws at such time, the right of first refusal described below will apply. The Company’s right of first refusal will expire on the first date upon which any security of the Company is listed (or approved for listing) upon notice of issuance on a national securities exchange or quotation system (the “Listing Date”).

(a) Prior to the Listing Date, you may not validly Transfer any shares of Common Stock acquired upon exercise of your Option, or any interest in such shares, unless such Transfer is approved by the Board and made in compliance with the following provisions:

(i) Before there can be a valid Transfer of any shares of Common Stock or any interest therein, the record holder of the shares of Common Stock to be transferred (the “Offered Shares”) will give written notice (by registered or certified mail) to the Company. Such notice will specify the identity of the proposed transferee, the cash price offered for the Offered Shares by the proposed transferee (or, if the proposed Transfer is one in which the holder will not receive cash, such as an involuntary transfer, gift, donation or pledge, the holder will state that no purchase price is being proposed), and the other terms and conditions of the proposed Transfer. The date such notice is mailed will be hereinafter referred to as the “Notice Date” and the record holder of the Offered Shares will be hereinafter referred to as the “Offeror.” If, from time to time, there is any stock dividend, stock split or other change in the character or amount of any of the outstanding Common Stock which is subject to the provisions of your Option, then in such event any and all new, substituted or additional securities to which you are entitled by reason of your ownership of the shares of Common Stock acquired upon exercise of your Option will be immediately subject to the Company’s Right of First Refusal (as defined below) with the same force and effect as the shares subject to the Right of First Refusal immediately before such event.

(ii) For a period of 30 calendar days after the Notice Date, or such longer period as may be required to avoid the classification of your Option as a liability for financial accounting purposes, the Company will have the option to purchase all (but not less than all) of the Offered Shares at the purchase price and on the terms set forth in Section 12(a)(iii) (the Company’s “Right of First Refusal”). In the event that the proposed Transfer is one involving no payment of a purchase price, the purchase price will be deemed to be the Fair Market Value of the Offered Shares as determined in good faith by the Board in its discretion. The Company may exercise its Right of First Refusal by mailing (by registered or certified mail) written notice of exercise of its Right of First Refusal to the Offeror prior to the end of said 30 days (including any extension required to avoid classification of the Option as a liability for financial accounting purposes).

(iii) The price at which the Company may purchase the Offered Shares pursuant to the exercise of its Right of First Refusal will be the cash price offered for the Offered Shares by the proposed transferee (as set forth in the notice required under Section 12(a)(i)), or the Fair Market Value as determined by the Board in the event no purchase price is involved. To the extent consideration other than cash is offered by the proposed transferee, the Company will not be required to pay any additional amounts to the Offeror other than the cash price offered (or the Fair Market Value, if applicable). The Company’s notice of exercise of its Right of First Refusal will be accompanied by full payment for the Offered Shares and, upon such payment by the Company, the Company will acquire full right, title and interest to all of the Offered Shares.

(iv) If, and only if, the option given pursuant to Section 12(a)(ii) is not exercised, the Transfer proposed in the notice given pursuant to Section 12(a)(i) may take place; provided, however, that such Transfer must, in all respects, be exactly as proposed in said notice except that such Transfer may not take place either before the 10th calendar day after the expiration of the 30 day Option exercise period or after the ninetieth 90th calendar day after the expiration of the 30 day Option exercise period, and if such Transfer has not taken place prior to said 90th day, such Transfer may not take place without once again complying with this Section 12(a). The Option exercise periods in this Section 12(a)(iv) will be adjusted to include any extension required to avoid the classification of your Option as a liability for financial accounting purposes.

(b) To ensure that the shares subject to the Company’s Right of First Refusal will be available for repurchase by the Company, the Company may require you to deposit the certificates evidencing the shares that you purchase upon exercise of your Option with an escrow agent designated by the Company under the terms and conditions of an escrow agreement approved by the Company. If the Company does not require such deposit as a condition of exercise of your Option, the Company reserves the right at any time to require you to so deposit the certificates in escrow. As soon as practicable after the expiration of the Company’s Right of First Refusal, the agent will deliver to you the shares and any other property no longer subject to such restriction. In the event the shares and any other property held in escrow are subject to the Company’s exercise of its Right of First Refusal, the notices required to be given to you will be given to the escrow agent, and any payment required to be given to you will be given to the escrow agent. Within 30 days after payment by the Company for the Offered Shares, the escrow agent will deliver the Offered Shares that the Company has repurchased to the Company and will deliver the payment received from the Company to you.

13. Option not a Service Contract. Your Option is not an employment or service contract, and nothing in your Option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your Option will obligate the Company or an Affiliate, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

14. Withholding Obligations.

(a) At the time you exercise your Option, in whole or in part, and at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a “same day sale” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your Option.

(b) If this Option is a Non-Qualified Stock Option, then upon your request and subject to approval by the Company, and compliance with any applicable legal conditions or restrictions, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your Option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your Option as a liability for financial accounting purposes). If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your Option, share withholding pursuant to the preceding sentence will not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your Option. Notwithstanding the filing of such election, shares of Common Stock will be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your Option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure will be your sole responsibility.

(c) You may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company will have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein, if applicable, unless such obligations are satisfied.

15. Tax Consequences. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from your Option or your other compensation. In particular, you acknowledge that this Option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option. Because the Common Stock is not traded on an established securities market, the Fair Market Value is determined by the Board, perhaps in consultation with an independent valuation firm retained by the Company. You acknowledge that there is no guarantee that the Internal Revenue Service will agree with the valuation as determined by the Board, and you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the Internal Revenue Service asserts that the valuation determined by the Board is less than the “fair market value” as subsequently determined by the Internal Revenue Service.

16. Company Policies. Option exercises will be subject to the Company’s insider trading policy, and other such related restrictions as may be established by the Board from time to time. In addition, this Option will be subject to any compensation clawback or recoupment policies that the Company may have in effect from time to time.

17. Notices. Any notices provided for in your Option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

18. Governing Plan Document. Your Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Option and those of the Plan, the provisions of the Plan will control.

19. Defined Terms.

(a) “Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.

(b) “Continuous Service” means that the Grantee’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Grantee renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s service with the Company or an Affiliate, will not terminate a Grantee’s Continuous Service; provided, however, that if the entity for which a Grantee is rendering services ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Grantee’s Continuous Service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Grantee, or as otherwise required by law.

“Disability” means, with respect to a Grantee, the inability of such Grantee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

LANDOS BIOPHARMA, INC.

NOTICE OF EXERCISE

This constitutes notice to Landos Biopharma, Inc. (the “Company”) under my stock option that I elect to purchase the below number of shares of Common Stock of the Company (the “Shares”) for the price set forth below. Use of certain payment methods is subject to Company and/or Board consent and certain additional requirements set forth in the Option Agreement and the Plan. If the Company uses an electronic capitalization table system (such as Carta or Shareworks) and the fields below are blank, the blank fields will be deemed to come from the electronic capitalization system and is considered part of this Notice of Exercise.

Option Information

Type of Option (check one):	Incentive ☐ Non-Qualified ☐

Stock Option dated:

Number of Shares as to which Option is exercised:

Certificates to be issued in name of:[3]

Exercise Information

Date of Exercise:

Total exercise price:

Cash:[4]

Regulation T Program (cashless exercise):[5]

Value of _________ Shares delivered with this notice:[6]

Value of _________ Shares pursuant to net exercise:[7]

By this exercise, I agree (i) to provide such additional documents as you may require pursuant to the terms of the 2019 Equity Incentive Plan, (ii) to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to the exercise of this Option, and (iii) if this exercise relates to an incentive stock option, to notify you in writing within 15 days after the date of any disposition of any of the Shares issued upon exercise of this Option that occurs within two years after the date of grant of this Option or within one year after such Shares are issued upon exercise of this Option. I further agree that this Notice of Exercise may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law) or other transmission method and will be deemed to have been duly and validly delivered and be valid and effective for all purposes.

I hereby make the following certifications and representations with respect to the number of Shares listed above, which are being acquired by me for my own account upon exercise of the Option as set forth above:

[3]	If left blank, will be issued in the name of the option holder.
[4]	Cash may be in the form of cash, check, bank draft, electronic funds transfer or money order payment.
[5]	Subject to Company and/or Board consent and must meet the public trading and other requirements set forth in the Option Agreement.
[6]

Subject to Company and/or Board consent and must meet the public trading and other requirements set forth in the Option Agreement. Shares must be valued in accordance with the terms of the option being exercised, and must be owned free and clear of any liens, claims, encumbrances or security interests. Certificates must be endorsed or accompanied by an executed assignment separate from certificate.

[7]	Subject to Company and/or Board consent and must be a Non-Qualified Stock Option.

I acknowledge that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are deemed to constitute “restricted securities” under Rule 701 and Rule 144 promulgated under the Securities Act. I warrant and represent to the Company that I have no present intention of distributing or selling said Shares, except as permitted under the Securities Act and any applicable state securities laws.

I further acknowledge and agree that, except for such information as required to be delivered to me by the Company pursuant to the Option or the Plan (if any), I will have no right to receive any information from the Company by virtue of the grant of the Option or the purchase of shares of Common Stock through exercise of the Option, ownership of such shares of Common Stock, or as a result of my being a holder of record of stock of the Company. Without limiting the foregoing, to the fullest extent permitted by law, I hereby waive all inspection rights under Section 220 of the Delaware General Corporation Law and all such similar information and/or inspection rights that may be provided under the law of any jurisdiction, or any federal, state or foreign regulation, that are, or may become, applicable to the Company or the Company’s capital stock (the “Inspection Rights”). I hereby covenant and agree never to directly or indirectly commence, voluntarily aid in any way, prosecute, assign, transfer, or cause to be commenced any claim, action, cause of action, or other proceeding to pursue or exercise the Inspection Rights.

I further acknowledge that I will not be able to resell the Shares for at least 90 days after the stock of the Company becomes publicly traded (i.e., subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934) under Rule 701 and that more restrictive conditions apply to affiliates of the Company under Rule 144.

I further acknowledge that all certificates representing any of the Shares subject to the provisions of the Option will have endorsed thereon appropriate legends reflecting the foregoing limitations, as well as any legends reflecting restrictions pursuant to the Company’s Certificate of Incorporation, Bylaws and/or applicable securities laws.

I further agree that, if required by the Company (or a representative of the underwriters) in connection with the first underwritten registration of the offering of any securities of the Company under the Securities Act, I will not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company for a period of 180 days following the effective date of a registration statement of the Company filed under the Securities Act (or such longer period as the underwriters or the Company will request to facilitate compliance with applicable FINRA rules) (the “Lock-Up Period”). I further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period. I further agree that the obligations contained in this paragraph will also, if so determined by the Company’s Board of Directors, apply in the Company’s initial listing of its Common Stock on a national securities exchange by means of a registration statement on Form S-1 under the Securities Act (or any successor registration form under the Securities Act subsequently adopted by the Securities and Exchange Commission) filed by the Company with the Securities and Exchange Commission that registers shares of existing capital stock of the Company for resale (a “Direct Listing”), provided that all holders of at least 5% of the Company’s outstanding Common Stock (after giving effect to the conversion into Common Stock of any outstanding preferred stock of the Company) are subject to substantially similar obligations with respect to such Direct Listing.

Very truly yours,

(Signature)

Name (Please Print)
Address of Record:

Email:

AMENDMENT NO. 1 TO

LANDOS BIOPHARMA, INC.

2019 EQUITY INCENTIVE PLAN

A. LANDOS BIOPHARMA, INC., a corporation organized under the laws of the State of Delaware, (the “Company”) established the Company’s 2019 Equity Incentive Plan (as amended, the “Plan”);

B. The Plan currently provides for 2,003,956 shares of Common Stock to be reserved for issuance under the Plan; and

C. The Company now wishes to amend the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan to an aggregate of 5,203,956 shares.

D. The Plan currently does not provide a limit on non-employee director compensation

E. The Company now wishes to amend the Plan to include a limit on non-employee director compensation.

Effective immediately, the Plan is amended as follows:

1. The reference to “2,003,956 shares” in Sections 3(a)(i) and 3(a)(ii) of the Plan is hereby amended to reference “5,203,956 shares”.

2. The following shall be added to Section 2 of the Plan:

“Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

“Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3 of the Exchange Act.

3. Section 5 of the Plan is hereby replaced in its entirety with the following language:

5. Eligibility for Awards.

(a) Awards other than Incentive Stock Options may be granted to Employees, Directors, and Consultants. Incentive Stock Options may be granted only to Employees.

(b) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Non-Employee Director with respect to any period commencing on the date of the Company’s Annual Meeting of Stockholders for a particular year and ending on the day immediately prior to the date of the Company’s Annual Meeting of Stockholders for the next subsequent year (the “Annual Period”), including

Awards granted and cash fees paid by the Company to such Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such Annual Period, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes. The limitations in this Section 5(b) shall apply commencing with the Annual Period that begins on the Company’s first Annual Meeting of Stockholders following the date of the underwriting agreement between the Company and the underwriter(s) managing the Initial Public Offering, pursuant to which the Company’s equity securities are priced for the Initial Public Offering.

4. In all other respects, the Plan will remain the same.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of January 27, 2021.

LANDOS BIOPHARMA, INC.

By:	/s/ Josep Bassaganya-Riera
Josep Bassaganya-Riera
Chairman, President and Chief Executive Officer